UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
June 7, 2013
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 2 to Form 8-K amends the Current Report on Form 8-K of GrowLife, Inc. dated June 7, 2013 and filed with the SEC on June 10, 2013 regarding the purchase of all of the membership interests of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC pursuant to the terms of a Securities Purchase Agreement by and among the Company and its wholly-owned subsidiary, GrowLife Hydroponics, Inc., and Sequoia, LLC, Pressure Drop Holdings, LLC, and Sachin Karia.

As consideration for the Purchased Interests, the Company (1) paid to the Sellers in cash an aggregate of $550,000 on the closing date of the Acquisition, (2) issued to the Sellers an aggregate of 7,857,143 shares of the Company’s common stock and (3) issued to the Sellers 12% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $800,000.

The sole purpose of Amendment No. 2 to Form 8-K is to include required disclosures related to the Executive Services Agreement and NonCompetition, NonSolicitation and NonDisclosure Agreement with Robert Hunt and related exhibits.

On June 7, 2013, the Company entered into an Executive Services Agreement with Rob Hunt, pursuant to which the Company engaged Mr. Hunt, from June 8, 2013 through June 7, 2015 to provide consulting and management services as the President of GrowLife Hydroponics, Inc. Upon Mr. Hunt’s employment by the Company, the Company shall pay Mr. Hunt an annual salary of $75,000 (the “Base Salary”). Such Base Salary shall increase to the annual rate of $100,000 on the first day of the month following the month in which GrowLife’s gross monthly sales reach $840,000. Mr. Hunt shall also be entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2013: 100% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, shall be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of the Company’s audited financial statements for such fiscal year and (2) April 1 of the Company’s next fiscal year. Mr. Hunt shall be entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2014: 100% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, shall be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of the Company’s audited financial statements for such fiscal year and (2) April 1 of the Company’s next fiscal year. Mr. Hunt shall receive, upon approval by the Company’s Board of Directors, non-qualified options to purchase 12,000,000 shares of the Company’s common stock, at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant, which is June 7, 2013 and represents the date on which Mr. Hunt became a Director of the Company and President of GrowLife Hydroponics, Inc., vesting in 24 equal monthly installments on the last day of each month commencing from and after June 7, 2013.

The Company shall also apply for and obtain “term” life insurance upon the life of Mr. Hunt, effective as of January 1, 2012, in an amount equal to Mr. Hunt’s then current Base Salary. The beneficiary of such policy shall be the person(s) designated by Mr. Hunt. During Mr. Hunt’s term of employment hereunder, the Company shall provide to Mr. Hunt a monthly housing stipend of $1,500. In the event that the Company and Mr. Hunt mutually agree to Mr. Hunt’s relocation to Los Angeles County, California, the Company shall pay Mr. Hunt’s relocation costs, up to a maximum amount of $5,000, and shall pay for reasonable temporary housing for Mr. Hunt and his family for a period of 3 months. During Mr. Hunt’s term of employment hereunder, Mr. Hunt and, to the extent applicable, Mr. Hunt’s dependents and beneficiaries, shall be allowed to enjoy and participate in all benefit plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of the Company and its subsidiaries. Such benefit plans and programs shall include, without limitation, medical insurance, D&O insurance, and such similar benefits, plans and programs as may be maintained by the Company. During Mr. Hunt’s term of employment hereunder, Mr. Hunt shall be entitled to incur and be reimbursed by the Company for all reasonable business expenses.

Mr. Hunt’s engagement with the Company may be terminated for the reasons set forth below. To the extent Mr. Hunt serves as a member of the Company’s Board of Directors, at the request of the Company’s Board of Directors, Mr. Hunt agrees to resign from his position as a director of the Company within 24 hours after his engagement is terminated. This Agreement shall terminate upon Mr. Hunt’s death (“Death”). The Company shall pay Mr. Hunt’s estate (i) on the date it would have been payable to Mr. Hunt any unpaid Base Salary and accrued vacation, if any, earned prior to Mr. Hunt’s Death and (ii) any unpaid reimbursements due Mr. Hunt for expenses incurred by Mr. Hunt prior to his Death. If, as a result of Mr. Hunt’s incapacity due to physical or mental illness, thereby causing Mr. Hunt to have been absent from the full time performance of substantially all of his material duties with the Company for a continuous period of 180 days, Mr. Hunt’s engagement may be terminated by the Company or by Mr. Hunt for “Disability.” If terminated for disability, the Company shall pay Mr. Hunt (a) any unpaid Base Salary and accrued vacation, if any, earned prior to the Effective Date of Termination and (b) any unpaid reimbursements due for expenses incurred prior to the Effective Date of Termination. The Company may terminate Mr. Hunt’s engagement hereunder for Cause. In the event of termination for Cause, Mr. Hunt will be entitled to such Base Salary and accrued vacation, if any, earned through the date of termination which earned amounts shall be payable on the date of termination for Cause, but will not be entitled to any other salary, benefits, bonuses, or other compensation after such date. This Agreement may also be terminated Without Cause by the Company at any time by the delivery to Mr. Hunt of a written notice of termination. Upon such termination, Mr. Hunt shall be entitled to receive the following: (a) such Base Salary and accrued vacation, if any, earned through the date of termination; (b) a termination fee equal to his then-current Base Salary for six equal monthly installments; and (c) his options shall continue to vest in accordance with their terms, and such options shall expire on the latest termination date set forth in the applicable stock option agreements. Mr. Hunt may terminate this Agreement upon 30 days written notice to the Company. In the event Mr. Hunt terminates this Agreement for “Good Reason,” Mr. Hunt shall be entitled to receive: (a) such Base Salary and accrued vacation, if any, earned through the date of termination; (b) a termination fee equal to his then-current Base Salary for six equal monthly installments; and (c) his options shall continue to vest in accordance with their terms, and such options shall expire on the latest termination date set forth in the applicable stock option agreements. In the event Mr. Hunt terminates this Agreement other than for Disability or Good Reason, the Company shall pay Mr. Hunt: (a) such Base Salary and accrued vacation, if any, earned through the date of termination; and (b) any unpaid reimbursements for expenses incurred through the date of termination.

Mr. Hunt also entered into a NonCompetition, NonSolicitation and NonDisclosure Agreement dated June 7, 2013 whereby Mr. Hunt agreed to not compete with the Company for five years from June 7, 2013 or two years after any termination of employment of Mr. Hunt.

The foregoing description of the Executive Employment Agreement and NonCompetition, NonSolicitation and NonDisclosure Agreement with Rob Hunt are  qualified in its entirety by reference to the Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2, incorporated by reference into this 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Executive Services Agreement dated June 7, 2013 by and between GrowLife, Inc. and Mr. Robert Hunt. (1)

5.2	NonCompetition, NonSolicitation and NonDisclosure Agreement dated June 7, 2013 with Mr. Robert Hunt. (1)

(1)	Attached herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: June 27, 2014

By: /s/ Marco Hegyi
Marco Hegyi
President